Exhibit 10.3

January 14, 2022

Technology & Telecommunication Acquisition Corporation

C3-2-23A, Jalan 1/152, Taman OUG Parklane

Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

Re: Form of Placement Unit Purchase Agreement

Ladies and Gentlemen:

Technology & Telecommunication Acquisition Corporation (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 480,000 units of the Company (“Private Units”), each Private Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one warrant (the “Warrants”), with each warrant entitling its holder to purchase one (1) Class A ordinary share at an exercise price of $11.50 per share, for a purchase price of $4,800,000 (the “Private Unit Purchase Price”).

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 52,500 Over-Allotment Units, for a purchase price of $525,000 (“Over-Allotment Unit Purchase Price”, together with the Private Unit Purchase Price, the “Purchase Price”), in the event EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.15 per unit sold by the Company in the IPO.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Purchase Price to be delivered to Continental Stock Transfer & Trust (“CSTT”), by wire transfer for CSTT to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the underwriters’ over-allotment option in connection with the IPO. Simultaneously with the consummation of the IPO, CSTT shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company, and the undersigned acknowledges and agrees that CSTT is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and CSTT’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price as described above. CSTT shall not be liable to the Company, EF Hutton or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless CSTT has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify CSTT against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. CSTT may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units and Over-Allotment Units will be identical to the units sold by the Company in the IPO, except as described in the Registration Statement. Additionally, the undersigned agrees:

●	to vote the Class A Ordinary Shares included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 18 months from the closing of the IPO if the Company extends the period of time to consummate an initial Business Combination as described in more detail in the prospectus included in the Registration Statement), unless the Company provides the holders of Class A Ordinary Shares sold in the IPO with the opportunity to redeem their Class A Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Class A Ordinary Shares sold in the IPO;

●	not to convert any Class A Ordinary Shares included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and articles of association , and not to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or Class A Ordinary Shares purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until 30 days after the consummation of a Business Combination permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the undersigned or their affiliates, any affiliates of the undersigned, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the completion of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the undersigned’s organizational documents upon liquidation or dissolution of the undersigned; (g) as distributions to limited partners or members of the undersigned; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (i) in the event of the Company’s liquidation prior to the consummation of an initial Business Combination; or (j) in the event of the Company’s completion of a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions applicable to holders of the Private Units; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned.

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The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it is an exempted company, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

(h)	this Agreement has been validly authorized, executed and delivered by the undersigned and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(i)	the execution, delivery and performance of this Agreement and the consummation by the undersigned of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the undersigned’s organizational documents, (ii) any agreement, indenture or instrument to which it is a party or (iii) any law, statute, rule or regulation to which the undersigned is subject, or any agreement, order, judgment or decree to which it is subject.

(j)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(k)	it understands the securities are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth in this Agreement in order to determine the applicability of such provisions;

(l)	it acknowledges and agrees the certificates evidencing the Private Units, the Over-Allotment Units, the Class A Ordinary Shares, and the Warrants (collectively, the “Securities”) shall bear a customary restrictive legend prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for the Company, is available;

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(m)	it is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of his investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

(n)	it acknowledges and understands the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act; the Securities have not been registered under the Securities Act, and, if in the future, it decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. The undersigned further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination (as described in the Registration Statement) of the Company, and the release or waiver of any contractual transfer restrictions. In addition to the foregoing, the undersigned acknowledges and agrees that it will be executing an insider letter and lockup agreement with the Company further restricting its ability and rights to transfer any Securities.

In connection with the Securities purchased pursuant to this Agreement, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Fund and agrees not to seek recourse against the Trust Fund for any reason whatsoever in connection with its purchase of the Securities or any claim that may arise now or in the future. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

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Very truly yours,

TECHNOLOGY & TELECOMMUNICATION LLC

By:	/s/Tek Che Ng
Name:	Tek Che Ng
Title:	Manager

Accepted and Agreed:

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/Tek Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer

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